UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 18, 2004

KEY GOLD CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50660	98-0372619

(Commission File Number)	(IRS Employer Identification No.)

33174 Bergen Mountain Rd., Evergreen, Colorado	80439

(Address of Principal Executive Offices)	(Zip Code)

(303) 895-5251

(Registrant’s Telephone Number, Including Area Code)

DDI International Inc.; 5232 Malaspina Place, N. Vancouver, British Columbia, Canada V7R 4M1

(Former Name or Former Address, If Changed Since Last Report)

Item 1. Changes in Control of Registrant.

Effective as of the close of business on May 17, 2004, and following the resignations of Dr. Brooke Mitchell as our sole Director, President, and Chief Executive Officer and of Rene Daignault as our Secretary and Treasurer, and the appointment of John Anderson to serve in those capacities, we entered into a series of arrangements with Dr. Mitchell, pursuant to which
  Dr. Mitchell forgave our promissory obligation to him in the amount of $3,000 and accrued interest. (For a more complete description of the terms and conditions of the loan, please review our Annual Report on Form 10-KSB for the year ended December 31, 2003, our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, and Exhibit 10.2 thereto);
  We cancelled our contractual right to acquire certain assets from Dr. Mitchell, which were initially intended for the operations of our business. Dr. Mitchell could not voluntarily terminate our acquisition rights, but such rights would have expired on June 28, 2004, if we had not exercised them through the issuance of an additional 500,000 shares of our common stock to Dr. Mitchell. (For a more complete description of these rights, please review our Annual Report on Form 10-KSB for the year ended December 31, 2003, our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, and Exhibits 10.1 and 10.3 thereto);
  Dr. Mitchell tendered 5,875,000 (pre-split) shares of common stock owned of record and beneficially by him to us for cancellation;
  Dr. Mitchell and we entered into a mutual general release; and
  We tendered the sum of $49,000 to Dr. Mitchell.
For a more complete description of these arrangements, please see the Arrangements and Release Agreement (the “Arrangements Agreement”), a copy of which has been filed as Exhibit 10.4 to this Current Report.

The $49,000 tendered to Dr. Mitchell in connection with these arrangements constituted 9.8% of an expected series of two term loans made to us by an otherwise unaffiliated third party in the aggregate initial principal amount of $500,000. More than half of such initial principal balance (or $300,000) is allocated for the first tranche of a potential series of investments (the “Potential Investments”) in JHP Resources Limited, a company incorporated in British Columbia, Canada (“JHP”). We expect that the balance of such initial principal balance will be used for expenses incurred in connection with the initial Potential Investments, for operating capital, and general corporate purposes.

Contemporaneously with execution of the Arrangements Agreement, Mr. Anderson purchased from Dr. Mitchell the remaining 125,000 (pre-split) shares of restricted common stock owned of record and beneficially by Dr. Mitchell for relatively nominal consideration, paid in same day funds.

Information regarding the change in the composition of our board of directors and management was provided in a Schedule 14f-1 that we filed with the Securities and Exchange Commission on May 7, 2004, and contemporaneously mailed to our stockholders of record. Immediately prior to the stock transactions described above, Dr. Brooke Mitchell owned of record and beneficially approximately 53.4% of our issued and outstanding common stock and our remaining stockholders owning approximately 46.6% of our issued and outstanding common stock. Immediately following the stock transactions described above, our remaining stockholders increased the percentage of our issued and outstanding common stock that they owned from approximately 46.6% to approximately 97.6% of our then-issued and outstanding common stock.

Item 5. Other Events.

We have changed our core business from continuing our development of a vertically integrated dental website to financing the exploration of precious and non-precious metals and other mineral resources within a specified region in the south of Fengcheng, northeast extending, covers an area of 800km2, including Hongqi Town, Bianmen Town, Dongtang Town of Fengcheng City and Tangshancheng Town of Dandong City, PRC.

As of the date of this Current Report, we have agreed with JHP to subscribe for up to 8,000 of its Series A shares. The 2,000 currently issued and outstanding shares (the “Current Ordinary Shares”) of JHP’s capital stock constitute its Ordinary shares. The sole material difference between JHP’s Series A shares and its Ordinary shares is that Series A shares are nonvoting shares and cannot be converted into Ordinary shares until we have subscribed for an aggregate of 6,000 Series A shares, which the parties currently expect will not occur during the next 12 months. JHP and we currently expect that we will need to tender the sum of $900 thousand to subscribe for 6,000 shares. JHP and we currently expect that we will subscribe for an aggregate of 8,000 Series A shares for a total of $1.2 million on the terms set forth in a Share Subscription Agreement (the “Subscription Agreement”) with JHP, as described below.

On April 21, 2004, prior to the negotiation and execution of the Subscription Agreement with us, JHP entered into a letter agreement (the “Letter Agreement”) with Fengcheng Gold Corporation, Liaoning, an enterprise incorporated in Liaoning province, PRC (the “PRC Company”), for the establishment of a Sino-foreign equity joint venture company to be named “Liaoning Taixing International Gold Mining Co. Ltd.,” to be incorporated in Liaoning province, PRC (the “Joint Venture Company”). The intended business of the Joint Venture Company is the exploration of precious and non-precious metals and other mineral resources within a specified region in the south of Fengcheng, northeast extending, covers an area of 800km2, including Hongqi Town, Bianmen Town, Dongtang Town o f Fengcheng City and Tangshancheng Town of Dandong City, PRC.

Pursuant to the terms of the Letter Agreement, the Joint Venture Company is to conduct its intended business for a term of 25 years. The PRC Company is to obtain all required regulatory and governmental consents (the “Consents”) and to obtain all exploration permits (the “Permits”), in consideration of which the PRC Company is to receive 21% of the registered capital of the Joint Venture Company. JHP is to contribute a total investment of $1.2 million, at which time it will hold 79% of the registered capital.

JHP’s investment in the Joint Venture Company is to occur in four stages, each in the sum of $300 thousand. JHP’S first stage of investment is to occur within 10 days of the PRC Company having obtained the Consents and Permits. JHP is to bear all pre-operating expenses of the Joint Venture Company; however, those expenses may be offset against its first stage investment.

JHP’s second stage of investment is to occur at the later of three months after the establishment of the Joint Venture Company or the PRC Company having obtained the Consents and Permits. At such time and subject to the PRC Company’s consent, JHP has the option to forgo funding its second stage of investment and transferring to the PRC Company a certain amount of JHP’s registered capital in the Joint Venture Company such that JHP would hold 19% and the PRC Company would hold 81% of the registered capital in the Joint Venture Company.

If JHP tenders its second stage of investment, its third stage of investment is to occur six months thereafter. At such time and subject to the PRC Company’s consent, JHP has the option to forgo funding its third stage of investment and transferring to the PRC Company a certain amount of JHP’s registered capital in the Joint Venture Company such that JHP would hold 39% and the PRC Company would hold 61% of the registered capital in the Joint Venture Company.

If JHP tenders its third stage of investment, its forth and final stage of investment is to occur six months thereafter. At such time and subject to the PRC Company’s consent, JHP has the option to forgo funding its fourth stage of investment and transferring to the PRC Company a certain amount of JHP’s registered capital in the Joint Venture Company such that JHP would hold 59% and the PRC Company would hold 41% of the registered capital in the Joint Venture Company.

In the event that JHP shall forgo any stage of its investment in the manner described above, it is relieved of its obligations for any further stage of investment. If JHP tenders its fourth stage of investment, and if the Joint Venture Company requires additional funding, such funding may be tendered by third parties or by JHP and the PRC Company. If both JHP and the PRC Company are required to advance any of such funding, the advances shall be in the form of unsecured, interest-free, fully subordinated loans, the principal amounts of which shall be and shall remain proportionate to their respective holding of the Joint Venture Company’s registered capital. If either JHP or the PRC Company declines to fund its respective advance, the party may fund such other party’s advance, which funding shall be deemed to be an inter-party loan. Such loan shall bear interest at 8% per annum, with mandatory principal and interest payments equivalent to 75% of the distributions from the Joint Venture Company to which such indebted party would otherwise have been entitled, until its inter-party loan shall have been repaid in full.

The Board of Directors of the Joint Venture Company is to consist of five members, three to be appointed by JHP and two by the PRC Company. The Supervisory Committee of the Joint Venture Company is to consist of three members, two to be appointed by JHP and the convener by the PRC Company. The General Manager and the Chief Financial Officer of the Joint Venture Company are to be appointed by JHP and the Chief Operating Officer by the PRC Company.

In connection with the transactions contemplated by the Letter Agreement, we entered a series of agreements with JHP, effective as of May 18, 2004:
  Subscription Agreement;
  Deed of Put Option (the “Put Option”); and
  Deed of Call Option (the “Call Option”).
The Subscription Agreement provides that our investment in JHP, or its successor, is to occur in four tranches, each in the sum of $300 thousand, and are due concurrently with JHP’s stages of investment in the Joint Venture Company. If JHP forgoes any stage of its investment in the Joint Venture Company, we have no obligation to subscribe for any further tranches to JHP. We can also notify JHP of our decision not to subscribe for any tranche for any other reason. Until the completion of the fourth tranche, we have the exclusive right to subscribe for shares of JHP’s capital stock, unless we have notified JHP of our decision not to subscribe for any further tranches. We have agreed to tender to JHP, on or before the subscription date for the first tranche, the sum of $100 thousand for services that it performed in connection with the transactions contemplated by th e Subscription Agreement.

The Put Option, which will expire on May 17, 2007, provides that the holder of the Current Ordinary Shares of JHP (the “Optionholder”), has the right, but not the obligation, to require us to purchase the Current Ordinary Shares from such holder and to issue to such holder 3.5 million shares of our common stock (the “Option Shares”). The Put Option becomes fully vested if, and only if, the market capitalization of our common stock equals or exceeds $120 million for not less than three consecutive trading days. The Put Option may be exercised, if at all, not more than three days after it has vested. If exercised, unless we have disposed of some or all of JHP’s Series A shares, or JHP has sold additional shares of its capital stock to a third party, we would become the owner of all of the then-issued and outstanding shares of JHP’s capital stock.

The Call Option, which will expire on May 17, 2007, provides that we have the right, but not the obligation, to require the Optionholder to sell the Current Ordinary Shares to us in consideration of our issuing the Option Shares to the Optionholder. The Call Option became fully vested upon its execution and may be exercised, if at all, at any time until it expiration. If exercised, unless we have disposed of some or all of JHP’s Series A shares, or JHP has sold additional shares of its capital stock to a third party, we would become the owner of all of the then-issued and outstanding shares of JHP’s capital stock.

In connection with the Put Option and the Call Option, we granted the Optionholder one demand registration right to register the resale of the Option Shares, which right vests upon the issuance of the Option Shares and terminates two weeks later. If the right is exercised, we would be obligated (i) to file a registration statement with the Securities and Exchange Commission within 45 days and (ii) to use commercially reasonable efforts to cause the registration statement to be declared effective. We would not suffer a penalty if the registration statement is not declared effective. If the Optionholder transfers any or all of the Current Ordinary Shares to a third party, as a condition of such transfer, the transferee shall become a party to the Put Option and the Call Option and neither the Optionholder nor any transferee can exercise the Put Option unless the Optionholder and all transferees exercise the Put Option.

We expect that we will enter into a Management Agreement with JHP at or before the date on which the first tranche is due to be subscribed by us.

We issued a press release on May 18, 2004, in which we announced a summary of the information set forth in Item 1, the transactions discussed above in this Item 5, and the following:
  We changed our name from “DDI International Inc.” to “Key Gold Corporation,” such name change was effective as of May 17, 2004;
  Our trading symbol has been changed to “KYGC” effective as of the opening of the markets on Tuesday, May 18, 2004; and
  Our new Cusip number is 49308W 10 5.

Item 7. Financial Statements and Exhibits.

(c)   Exhibits

Exhibit No.	Description

Exhibit 2.3	Articles of Merger between Key Gold Corporation (as merging entity) and DDI International Inc. (as surviving entity), filed with Secretary of State of Nevada on May 17, 2004.

Exhibit 3.4	Articles of Incorporation of Key Gold Corporation, filed with the Secretary of State of Nevada on May 5, 2004.

Exhibit 10.4	Form of Arrangements and Release Agreement between the Company and Dr. Brooke Mitchell.

Exhibit 10.5	Letter Agreement between JHP Resources Limited and Fengcheng Gold Corporation, Liaoning, dated April 21, 2004.

Exhibit 10.6	Form of Share Subscription Agreement between the Company and JHP Resources Limited.

Exhibit 10.7	Form of Deed of Put Option by the Company in favor of Grantee.

Exhibit 10.8	Form of Deed of Call Option by Grantor in favor of the Company.

Exhibit 99.4	Press Release dated May 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY GOLD CORPORATION

(Registrant)

Dated: May 18, 2004	By: /S/ John Anderson

John Anderson, Chief Executive Officer

EXHIBIT INDEX

Exhibit 2.3	Articles of Merger between Key Gold Corporation (as merging entity) and DDI International Inc. (as surviving entity), filed with Secretary of State of Nevada on May 17, 2004.

Exhibit 3.4	Articles of Incorporation of Key Gold Corporation, filed with the Secretary of State of Nevada on May 5, 2004.

Exhibit 10.4	Form of Arrangements and Release Agreement between the Company and Dr. Brooke Mitchell.

Exhibit 10.5	Letter Agreement between JHP Resources Limited and Fengcheng Gold Corporation, Liaoning, dated April 21, 2004.

Exhibit 10.6	Form of Share Subscription Agreement between the Company and JHP Resources Limited.

Exhibit 10.7	Form of Deed of Put Option by the Company in favor of Grantee.

Exhibit 10.8	Form of Deed of Call Option by Grantor in favor of the Company.

Exhibit 99.4	Press Release dated May 18, 2004.